QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.50

ADDENDUM TO EXECUTIVE TERMINATION BENEFITS AGREEMENTS

1.
Continuation Period pursuant to Subparagraph 1(d) of the Executive Termination Benefits Agreement shall mean "the period of time beginning on the Termination Date and ending twenty-four (24) months thereafter."

2.
The following language shall be added as Subparagraph 4(a) of the Executive Termination Benefits Agreement:

  The Company will pay to the Executive the sum of (i) two (2) times the greater of (A) the Executive's effective annual base salary at the Termination Date or (B) the Executive's effective annual base salary immediately prior to the Change in Control, plus (ii) two (2) times the greater of (X) the highest annual bonus awarded to the Executive under the Company's Variable Compensation Plan or any other bonus plan (whether paid currently or on a deferred basis) with respect to any twelve (12) consecutive month period during the last two (2) fiscal years ending prior to the Termination Date or (Y) the highest target bonus rate applicable to the Executive for any period during such prior two (2) year period, multiplied by the applicable annual base salary determined under clause (i) of this Section 4(a); the resulting amount to be paid in a lump sum on the first day of the month following the Termination Date.

Dated:
SABRE HOLDINGS CORPORATION
By
James F. Brashear Corporate Secretary
SABRE INC.
By
James F. Brashear Senior Vice President, Deputy General Counsel and Corporate Secretary
Signed:

QuickLinks

  Exhibit 10.50
ADDENDUM TO EXECUTIVE TERMINATION BENEFITS AGREEMENTS